UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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IMH SECURED LOAN FUND, LLC
(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The Committee to Protect IMH Secured Loan Fund placed the following advertisement in The Arizona Republic:

IMH SECURED LOAN
FUND INVESTORS

Do you really want to reward the current manager
for the $400 million of equity lost on their watch?

Do you know your current manager received
over $93 million in fees, despite this performance?

Do you know about the important tax consequences
and redemption rights you could lose?

Are you ready to hear
about a real alternative?

Please join LGM Capital Partners
for an informative gathering to discuss
critical issues regarding your investment.

When:
Thursday, June 10, 2010

Time:
Join us anytime from 8 am to 8 pm

7150 East Camelback Road, Suite 444
Scottsdale, Arizona 85251

For more information call
800-861-5006

or visit lgmcapitalpartners.com

ADDITIONAL INFORMATION
The Committee to Protect IMH Secured Loan Fund has filed with the SEC a consent solicitation statement and consent card in connection with its solicitation of written consents from the members of the Fund. The Committee strongly advises all members of the Fund to read the Consent Solicitation Statement because it contains important information. The Consent Solicitation Statement is available at no charge on the SEC’s website at http://www.sec.gov.